UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

THE ZWEIG TOTAL RETURN FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Press Release	Source: The Zweig Total Return Fund, Inc.

Zweig Total Return Fund, Inc. Announces Special Meeting of Shareholders and Shareholder Proxy

July 22, 2009:

NEW YORK, NY – July 22, 2009 – The Zweig Total Return Fund, Inc. (the “Fund”) announced today that, as required by its Articles of Incorporation, it will submit to a shareholder vote to the Fund’s shareholders of record at the close of business on August 13, 2009, a proposal that the Fund convert from a closed-end fund to an open-end fund because its shares traded on the New York Stock Exchange during the quarter ended June 30, 2009 at an average discount from their net asset value of 10% or more, determined on the basis of the discount as of the end of the last trading day in each week during such quarter. The conversion proposal, which would require the affirmative vote of a majority of the outstanding shares to carry for approval, will be voted on at a special meeting of shareholders to be held on October 27, 2009.

The Board of Directors, including its independent directors, has voted unanimously to recommend against conversion to an open-end fund. The reason for the Board’s view will be set forth in detail in the proxy statement to be furnished to shareholders in connection with the special meeting of shareholders.

The Zweig Total Return Fund, Inc. is a closed-end fund with an investment objective to seek the highest total return, consisting of capital appreciation and current income, consistent with the preservation of capital. The Zweig closed-end funds are advised by Zweig Advisers LLC. For more information on the Fund, please contact shareholder services at 800.272.2700 or visit us on the web at www.virtus.com.

THE FUND WILL FILE A PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), WHICH, WHEN FILED, WILL BE AVAILABLE FREE OF CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE FUND’S PROXY STATEMENT, WHEN AVAILABLE, AND ANY OTHER MATERIALS TO BE FILED BY THE FUND RELATED TO THE PROXY SOLICITATION, WHEN AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. IN ADDITION, DOCUMENTS FILED WITH THE SEC BY THE FUND ARE AVAILABLE FREE OF CHARGE BY CONTACTING SHAREHOLDER SERVICES AT 800.272.2700 AND ON THE WEB AT WWW.VIRTUS.COM. THE IDENTITY OF THE PARTICIPANTS IN THE SOLICITATION AND A DESCRIPTION OF THEIR INTERESTS WILL BE CONTAINED IN THE PROXY STATEMENT.

For Further Information:

Zweig Funds Shareholder Services

(800) 272-2700

Patricia Baronowski

The Altman Group

(212) 400-2604